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                                                                     Exhibit 4.1

                               DIME BANCORP, INC.
                            1997 STOCK INCENTIVE PLAN

         SECTION 1. Purpose.

         The purpose of the Dime Bancorp, Inc. 1997 Stock Incentive Plan (the "Plan") is to enable Dime Bancorp, Inc. ("Bancorp") and any Related Company (as defined below) to attract and retain employees who contribute to Bancorp's success by their ability, ingenuity and industry and to enable such employees to participate in the long-term success and growth of Bancorp by giving them an equity interest in Bancorp. For purposes of the Plan, a "Related Company" means any corporation, partnership, joint venture or other entity in which Bancorp owns, directly or indirectly, at least a 20% beneficial ownership interest. It is intended that the Plan be designed and its terms be administered and interpreted so that the approval of the stockholders of Bancorp is not required for the Plan's implementation and administration under applicable rules of the New York Stock Exchange or other applicable laws, rules, or regulations.

         SECTION 2. Types of Awards.

         Awards under the Plan will be in the form of options ("Stock Options") to purchase shares of common stock of Bancorp, par value $.01 per share ("Stock").

         SECTION 3. Administration.

         3.1 The Plan shall be administered by the Compensation Committee of Bancorp's Board of Directors or such other committee appointed either by the Board of Directors of Bancorp (the "Board") or by such Compensation Committee (the "Committee"), or as applicable, one or more delegatees of the Committee, which shall initially be the Chief Executive Officer of Bancorp (the Committee and/or its delegatees being hereafter referred to as the "Administrator").

         3.2 The Administrator shall have the authority to grant awards to eligible employees under the Plan; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable; to interpret the terms and provisions of the Plan and any award granted under the Plan; and to otherwise supervise the administration of the Plan. In particular, and without limiting its authority and powers, the Administrator shall have the authority:

         (a) to determine whether and to what extent any award will be granted hereunder;

         (b)      to select the employees to whom awards will be granted;
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         (c)      to determine the number of shares of Stock to be covered by each award granted hereunder;

         (d) to determine the terms and conditions of any award granted hereunder, including, but not limited to, any vesting or other restrictions based on performance and such other factors as the Administrator may determine, and to determine whether the terms and conditions of the award are satisfied;

         (e) to determine the treatment of awards upon an employee's retirement, disability, death, termination for cause or other termination of employment;

         (f) to determine that amounts equal to the amount of any dividends declared with respect to the number of shares covered by an award (i) will be paid to the employee currently or (ii) will be deferred and deemed to be reinvested or (iii) will otherwise be credited to the employee, or (iv) that the employee has no rights with respect to such dividends;

         (g) to amend the terms of any award, prospectively or retroactively; provided, however, that no amendment shall impair the rights of the award holder without his or her consent; and

         (h) to substitute new Stock Options for previously granted Stock Options, or for options granted under other plans, in each case including previously granted options having higher option prices.

         3.3 All determinations made by the Administrator pursuant to the provisions of the Plan shall be final and binding on all persons, including Bancorp and Plan participants.

         3.4 The Administrator may from time to time delegate to one or more officers of Bancorp or any Related Company any or all of the authorities granted to the Administrator hereunder, except for the authority to make awards hereunder and to amend the Plan.

         SECTION 4. Stock Subject to Plan.

         4.1 The total number of shares of Stock reserved and available for distribution under the Plan shall be 300,000. The shares of Stock hereunder may consist of authorized but unissued shares or treasury shares. Shares of Stock reserved and available for distribution under the Plan shall further be subject to adjustment as provided below.

         4.2 To the extent a Stock Option is surrendered, canceled or terminated without having been exercised, the shares subject to such Stock Option shall again be available for distribution in connection with future awards under the Plan. At no time will the overall number


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of shares issued under the Plan plus the number of shares covered by outstanding awards under the Plan exceed the aggregate number of shares authorized under the Plan.

         4.3 In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, Stock dividend, Stock split, spin-off, split-up, split-off, distribution of assets (including cash) or other change in corporate structure affecting the Stock, a substitution or adjustment, as may be determined to be appropriate by the Administrator, in the sole discretion of the Administrator, shall be made in the aggregate number of shares reserved for issuance under the Plan, the identity of the stock to be issued under the Plan, the number of shares subject to outstanding awards, and the amounts to be paid by employees with respect to outstanding awards.

         SECTION 5. Eligibility.

         Officers and other employees of Bancorp and Related Companies, other than employees who are subject to the reporting and short-swing profit recapture provisions of Section 16 of the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act"), and executive vice presidents of Bancorp, The Dime Savings Bank of New York, FSB (the "Bank"), and North American Mortgage Company, are eligible to be granted awards under the Plan, as determined from time to time by the Administrator. Directors of Bancorp or a Related Company (except for directors of a Related Company who are also employees of Bancorp or a Related Company and who are not otherwise excluded from eligibility to participate in the Plan) will not be eligible to be granted awards under the Plan. The participants under the Plan shall be selected from time to time by the Administrator, in the sole discretion of the Administrator, from among those eligible.

         SECTION 6. Stock Options.

         6.1 The type of Stock Options awarded under the Plan will consist of options that do not qualify as "incentive stock options" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision thereto ("Non-Qualified Stock Options").

         6.2 Subject to the following provisions, Stock Options awarded under the Plan shall be in such form and shall have such terms and conditions as the Administrator may determine:

         (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be equal to the closing price of the Stock on the New York Stock Exchange on the date the Stock Option is granted.

         (b) Option Term. The term of each Stock Option shall be determined by the Administrator.


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         (c)      Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator. If the Administrator provides that any Stock Option is exercisable only in installments, the Administrator may waive such installment exercise provisions at any time in whole or in part.

         (d) Method of Exercise. Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to Bancorp specifying the number of shares to be purchased, accompanied by payment of the purchase price. Payment of the purchase price shall be made in such manner as the Administrator may provide in the award, which may include cash (including cash equivalents), delivery of shares of Stock already owned by the optionee for at least six months, any other manner permitted by law as determined by the Administrator, or any combination of the foregoing. The Administrator may provide that all or part of the shares received upon the exercise of a Stock Option that are paid for using restricted stock or deferred stock shall be restricted or deferred in accordance with the original terms of the restricted stock or deferred stock so used.

         (e) No Stockholder Rights. Unless determined otherwise by the Administrator, an optionee shall have neither rights to dividends (other than amounts credited in accordance with Section 3.2(f)) nor other rights of holders of Stock with respect to shares of Stock subject to a Stock Option until the optionee has given written notice of exercise and has paid for such shares.

         (f) Surrender Rights. The Administrator may provide that Stock Options may be surrendered for cash upon any terms and conditions set by the Administrator.

         (g) Non-transferability. No Stock Option shall be transferable by the optionee other than by will or by the laws of descent and distribution. During the optionee's lifetime, all Stock Options shall be exercisable only by the optionee.

         (h) Termination of Employment. If an optionee's employment with Bancorp or a Related Company terminates by reason of death, disability, retirement, voluntary or involuntary termination or otherwise, the Stock Option shall be exercisable to the extent determined by the Administrator. The Administrator may provide that, notwithstanding the option term determined pursuant to Section 6.2(b), a Stock Option that is outstanding


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                  on the date of an optionee's death shall remain outstanding for an additional period after the date of such death.

         SECTION 7. Tax Withholding.

         7.1 Each employee shall, no later than the date as of which the value of an award (or portion thereof) first becomes includible in the employee's income for applicable tax purposes, pay to Bancorp, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, local or other taxes of any kind required by law to be withheld with respect to the award (or portion thereof). The obligation of Bancorp under the Plan shall be conditional on such payment or arrangements, and Bancorp (and, where applicable, any Related Company) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the employee including, but not limited to, the right to withhold shares of Stock otherwise deliverable to the employee with respect to any awards hereunder.

         7.2 To the extent permitted by the Administrator, and subject to such terms and conditions as the Administrator may provide, an employee may irrevocably elect to have the withholding tax obligation or any additional tax obligation with respect to any awards hereunder satisfied by (i) having Bancorp withhold shares of Stock otherwise deliverable to the employee with respect to the award, (ii) delivering to Bancorp shares of unrestricted Stock, or (iii) through any combination of withheld and delivered shares of Stock, as described in (i) and (ii).

         SECTION 8. Amendments and Termination.

         The Board may discontinue the Plan at any time and may amend it from time to time. In addition, the Administrator may amend the Plan from time to time, except no such amendment may increase the number of shares of Stock available for distribution under the Plan or change the provisions of the Plan prescribing the option price. No amendment or discontinuation of the Plan shall adversely affect any award previously granted without the optionee's written consent. Amendments may be made without the approval of Bancorp's stockholders, except as required to satisfy applicable requirements of law.

         SECTION 9. Terminating Event and Change in Control.

         9.1 Unless otherwise determined by the Administrator at the time of grant or by amendment (with the holder's consent) of such grant, in the event of the earliest of (i) the occurrence of a Terminating Event (as defined in Section 9.2), (ii) the occurrence of a Change in Control (as defined in Section 9.3),
(iii) the dissemination of a proxy statement soliciting proxies from stockholders of Bancorp, by someone other than Bancorp, seeking stockholder approval of a Terminating Event of the type described in 9.2 (a) below, or (iv) the publication or dissemination of an announcement of action intended to result in a Terminating Event of the type described in 9.2(b) or (c) below, and solely with respect to awards held by an individual in service


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with Bancorp or a Related Company at the time of any such event described in (i)
through (iv) above, all outstanding Stock Options awarded under the Plan shall become fully exercisable and vested.

                  9.2      As used herein, a "Terminating Event" shall be:

                  (a) the reorganization, merger or consolidation of Bancorp with one or more corporations as a result of which the Stock is exchanged for or converted into cash or property or securities not issued by Bancorp, whether or not the reorganization, merger or consolidation shall have been affirmatively recommended to Bancorp's stockholders by a majority of the members of the Board;

                  (b) the acquisition of substantially all of the property or of more than 35% of the voting power of Bancorp by any person or entity; or

                  (c) the occurrence of any circumstance having the effect that directors who were nominated for election as directors by the Governance and Nominating Committee of the Board shall cease to constitute a majority of the authorized number of directors of Bancorp.

                  9.3 As used herein, a "Change in Control" shall mean any of the following events:

                  (a) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Bancorp (not including in the securities beneficially owned by such Person any securities acquired directly from Bancorp or its Affiliates) representing 35% or more of the combined voting power of Bancorp's then outstanding securities;

                  (b) the following individuals cease for any reason to constitute a majority of the number of directors then serving as directors of Bancorp: individuals who, on July 24, 1997, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with the settlement of an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of Bancorp) whose appointment or election by the Board or nomination for election by Bancorp's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on July 24, 1997 or whose appointment, election or nomination for election was previously so approved or recommended;


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                  (c) there is consummated a merger or consolidation of Bancorp or any direct or indirect subsidiary of Bancorp with any other corporation or entity, other than (i) a merger or consolidation which would result in the voting securities of Bancorp outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any Parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of Bancorp or any subsidiary of Bancorp, at least 65% of the combined voting power of the securities of Bancorp, such surviving entity or any Parent thereof outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected solely to implement a recapitalization of Bancorp or the Bank (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Bancorp or the Bank (not including in the securities beneficially owned by such Person any securities acquired directly from Bancorp or its Affiliates) representing 35% or more of the combined voting power of Bancorp's or the Bank's then outstanding securities; or

                  (d) the stockholders of Bancorp or the Bank approve a plan of complete liquidation or dissolution of Bancorp or the Bank, respectively, or there is consummated a sale or disposition by Bancorp or any of its subsidiaries of any assets which individually or as part of a series of related transactions constitute all or substantially all of Bancorp's consolidated assets (provided that, for these purposes, a sale of all or substantially all of the voting securities of the Bank or a Parent of the Bank shall be deemed to constitute a sale of substantially all of Bancorp's consolidated assets), other than any such sale or disposition to an entity at least 65% of the combined voting power of the voting securities of which are owned by stockholders of Bancorp in substantially the same proportions as their ownership of the voting securities of Bancorp immediately prior to such sale or disposition.

As used in connection with the foregoing definition of Change in Control, "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under
Section 12 of the Exchange Act; "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act; "Parent" shall mean any entity that becomes the Beneficial Owner of at least 80% of the voting power of the outstanding voting securities of Bancorp or of an entity that survives any merger or consolidation of Bancorp or any direct or indirect subsidiary of Bancorp; and "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d)


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and 14(d) thereof, except that such term shall not include (i) Bancorp or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of Bancorp or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or
(iv) a corporation or entity owned, directly or indirectly, by the stockholders of Bancorp in substantially the same proportions as their ownership of stock of Bancorp.

         SECTION 10. General Provisions.

         10.1 Each award under the Plan shall be subject to the requirement that, if at any time the Administrator shall determine that (i) the listing, registration, or qualification of the Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the recipient of an award with respect to the disposition of Stock is necessary or desirable (in connection with any requirement or interpretation of any federal or state securities law, rule, or regulation) as a condition of, or in connection with, the granting of such award or the issuance, purchase, or delivery of Stock thereunder, such award shall not be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Administrator.

         10.2 Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements. Neither the adoption of the Plan nor any award hereunder shall confer upon any employee of Bancorp or of a Related Company any right to continued employment.

         10.3 Determinations by the Administrator under the Plan relating to the form, amount, and terms and conditions of awards need not be uniform and may be made selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

         10.4 The Administrator, each officer or employee of Bancorp or a Related Company acting on behalf of the Board or the Administrator, and each member of the Board or the Committee shall not be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board or the Committee, the Administrator and all officers or employees of Bancorp and Related Companies acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by Bancorp in respect of any such action, determination or interpretation.

         SECTION 11. Effective Date

         The Plan shall be effective on November 20, 1997.


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